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Lippert/Heilshorn & Associates
Moriah Shilton
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Mshilton@lhai.com

Neah Power Demonstrates Fuel Cell Prototype
- Confirms Value of Unique Porous Silicon Structure for Military and Consumer Applications -
- Executive Chairman to Hold Conference Call on October 4th -

BOTHELL, Wash.—September 28, 2007 (BUSINESS WIRE) - Neah Power Systems, Inc. (OTCBB: NPWS) demonstrated a working prototype of its fuel cell with a nucleus of Neah Power’s patented and proprietary porous silicon electrodes and the necessary components for independent operation. The prototype was run at room temperature and produced positive power output.

“A key milestone for Neah Power, the working prototype substantiates the company’s innovative porous silicon technology can be harnessed for practical application to military and consumer applications,” said Dan Rosen, executive chairman of Neah Power. “The completion of the working prototype further advances our current strategic partnerships, and enables new ones focused on bringing the product to market. We are working for the day when the power cord, the last remaining tether for communications and computing devices, can be replaced by Neah Power fuel cells.”

“This is a remarkable achievement and a turning point for the micro fuel cell industry,” said Peter Schwartz, a noted futurist and Neah Power advisor. “I have followed the industry for many years and Neah’s demonstration of its working prototype fuel cell has the ability to transform the way the military and consumers think about portable power.”

To drive the prototype to commercialization, the company is continuing to pursue military projects, best-of-breed manufacturing and distribution partners, and field tests. The goal is to establish the fuel cell for use in military, industrial and consumer electronic products as well as the recurring revenue base associated with the consumable fuel cell cartridge. The market size for portable power market for fuel cells is forecast to exceed $2.5 billion in 2012 according to the research report: “Micro Power Sources, Opportunities from Fuel Cells and Batteries for Mobile Applications,” prepared by NanoMarkets.

Conference Call
Further details will be discussed at a conference call with executive chairman Dr. Dan Rosen scheduled for 1:30 p.m. Pacific on Thursday, October 4, 2007. The conference call will be broadcast live over the Internet at www.neahpower.com. If you do not have Internet access, the telephone dial-in number is (888) 275 - 7122 for domestic participants and (706) 758 - 0257 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT. A telephone replay will be available through October 6, 2007 by dialing (800) 642-1687 and entering access code 17743810.

About Neah Power
Neah Power Systems, Inc. is a leading developer of fuel cells for military applications, notebook computers and portable electronic devices. The company's patented, porous silicon-based design will provide long-lasting, efficient and safe power solutions. As an emerging leader in fuel cell technology, Neah Power's products will allow users to extend the operating time of 10 to 100 watt devices multiple times beyond that of conventional batteries. Further company information can be found at our website www.neahpower.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, research and prototype delays, difficulties in developing and commercializing new technologies, and additional risk factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.